Exhibit 10.27

CERTIFICATE OF LEASE TERMINATION

This Certificate of Lease Termination is being executed by Pizzagalli Properties, LLC, as landlord (the "Landlord"), and Cloverleaf Properties, Inc., as tenant (the "Tenant"), as of the 10th day of November, 2004.

Background

A. The Landlord and the Tenant have previously entered into a certain Lease by and between Pizzagalli Property Company (predecessor in interest to Landlord) and Cloverleaf Properties, Inc., dated December 11, 1989, as amended by a First Amendment, also dated December 11, 1989, and by a Second Amendment, dated April 16, 1993 (as amended, the “Lease”).

B. The Lease is evidenced by a certain Short Form Lease With Option To Purchase, dated December 11, 1989, and recorded in Volume 128, Page 273 of the Town of Shelburne land records.

C. The Landlord and the Tenant have entered into that certain Lease Termination Agreement, dated November 10, 2004 (the "Lease Termination Agreement").

D. The Landlord and the Tenant desire to provide notice of the termination of the Lease by executing this Certificate of Lease Termination for recording in the Town of Shelburne land records.

Notice of Termination

The Landlord and the Tenant hereby give notice of the termination of the Lease.

1. Termination. The Landlord and the Tenant hereby confirm that the Lease has been terminated in accordance with the terms and conditions of the Lease Termination Agreement. The effective date of the termination is November 10th, 2004. The Tenant hereby acknowledges that the Option to Purchase set forth in the Lease was not exercised within the time period provided in the Lease and has expired and is void and of no further force and effect.

2. Effect. This Certificate of Lease Termination is intended to confirm the effective date of termination of the Lease and for purposes of giving notice of the termination of the Lease. It is not intended to amend, modify, or otherwise alter the terms and conditions of the Lease Termination Agreement. In the event of any inconsistency between the terms of this Certificate of Lease Termination and the terms of the Lease Termination Agreement, the terms of the Lease Termination Agreement shall control.

IN WITNESS WHEREOF, the Landlord and the Tenant have caused this instrument to be executed as of the date set forth above.

IN THE PRESENCE OF:               TENANT
                 Cloverleaf Properties, Inc.

Martin Lindsay        By: /s/ Timothy J. FitzGerald
Witness          Its Vice President and Duly Authorized Agent

STATE OF _________________
COUNTY OF _________________, SS.

At ______________, in said County, this ___ day of November, 2004, _____________________, duly authorized agent of Cloverleaf Properties, Inc., personally appeared, and he/she acknowledged this instrument, by him/her subscribed, to be his/her free act and deed and the free act and deed of Cloverleaf Properties, Inc.

Before me: _______________________________________________
Notary Public
My Commission Expires: 2/10/07

LANDLORD
PIZZAGALLI PROPERTIES, LLC

____________________       By: By: /s/ James Pizzagalli
Witness          Its President Duly Authorized Agent

STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

At ___________, in said County, this ___ day of November, 2004, ___________________, duly authorized agent of Pizzagalli Properties, LLC, personally appeared, and he acknowledged this instrument, by him subscribed, to be his free act and deed and the free act and deed of Pizzagalli Properties, LLC.

Before me: _______________________________
Notary Public
My Commission Expires: 2/10/07